Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements of Starbox Group Holdings Ltd. on Form F-3 (File No. 333-274484, File No. 333-278571, File No. 333-280850, File No. 333-281748, and File No. 333-283486) of our report dated February 8, 2024, with respect to the consolidated balance sheets of Starbox Group Holdings Ltd. and its subsidiaries as of September 30, 2023, and the related consolidated statements of operations and comprehensive income, changes in shareholders’ equity and cash flows for the years ended September 30, 2023 and 2022, which report is included in the Company’s Annual Report on Form 20-F for the year ended September 30, 2024. We were dismissed as auditors on May 13, 2024 and, accordingly, we have not performed any audit or review procedures with respect to any financial statements included in such Annual Report for the periods after the date of our dismissal.

/s/ YCM CPA INC.

YCM CPA INC. (PCAOB ID 6781)

Irvine, California

February 13, 2025